Exhibit 99.1

DocGo Announces Record Preliminary Fourth Quarter 2021 Revenue

Full year and fourth quarter revenue of $305.0 million and $107.8 million, respectively, more than triple versus prior year periods

January 28, 2022 -- (New York, NY) –DocGo, (Nasdaq: DCGO), a leading provider of last-mile mobile health services and integrated medical mobility solutions, announced today select preliminary unaudited financial results for its fourth quarter ended December 31, 2021.

“Our preliminary unaudited fourth quarter and full year results we are providing today reflect the increasing momentum of our business, specifically 246% revenue growth quarter-over-quarter and 224% growth for the full year over 2020,” said Stan Vashovsky, CEO of DocGo. “We are pleased with our fourth quarter results which excluding COVID related testing revenues reflect approximately 200% year over year growth in revenue, with ongoing positive momentum in the core business. We fill a significant void in the medical care continuum that is increasingly recognized by corporations, health systems and government agencies, and we are excited by the opportunities that are ahead of us in 2022. I look forward to a very successful year.”

“It is worth noting that on a go forward basis, we do not intend to provide select preliminary results on a regular basis and will instead report complete financial and operating results in our regularly scheduled quarterly earnings releases.” Mr. Vashovsky concluded.

Preliminary Fourth Quarter Financial Highlights

●	On a preliminary basis, total revenue was $107.8 million in the fourth quarter of 2021, representing record quarterly revenue for the seventh consecutive quarter for DocGo, and a 246% increase from $31.2 million in the fourth quarter of 2020.

●	Results were aided by the inclusion of revenues from several large new and expanded Mobile Health contracts.

●	On a preliminary basis, Mobile Health revenue increased to approximately $89.6 million in the fourth quarter of 2021, compared to $15.8 million in the prior-year period. Medical transport revenue was approximately $18.2 million, up 18% from $15.4 million in Q4 of 2020.

●	On a preliminary basis, DocGo’s net income was $2.5 million in the fourth quarter of 2021, which represents a substantial improvement over the net loss of $4.4 million in the fourth quarter of last year. Adjusted EBITDA grew to approximately $5.4 million in the fourth quarter of 2021 even with significant investments made in regional expansion and personnel, versus an Adjusted EBITDA loss of $2.9 million in the prior-year period.

●	For the full year, on a preliminary basis, DocGo generated $305 million in revenue in 2021, an increase of 224% from $94.1 million in 2020. Mobile Health revenue increased to approximately $221.1 million in 2021, compared to $31 million in 2020. Medical transport revenue was approximately $83.9 million in 2021, up 33% from $63.1 million in 2020.

●	On a preliminary basis, DocGo’s net income was $1.4 million for the full year 2021, which represents a substantial improvement over the net loss of $14.8 million in 2020. Adjusted EBITDA grew to approximately $13.0 million in 2021 even with significant investments made in regional expansion and personnel, versus an Adjusted EBITDA loss of $8.1 million in 2020.

●	The company expects to report full year 2021 audited results in late February or early March and expects to provide formal 2022 guidance at that time.

Recent Business Highlights

●	All municipal testing programs will extend into 2022 and signed several new agreements to expand those services.

●	Expanded mobile health services in several markets, including offering monoclonal antibody treatments in the state of Nevada.

●	To meet the growing demand for services, hired 926 new employees in Q4 2021, bringing total hires for calendar year 2021 to 2,340, and total number of medical providers and agency staff to over 3,877 as of year end.

●	Named Aaron Severs as Chief Product Officer to lead consumer product strategy, and spearhead development of a comprehensive B2C offering.

●	Launched tuition-free training programs for our clinicians, EMS workers and healthcare professionals to improve employee recruitment and retention efforts.

The foregoing unaudited preliminary financial results represent the most current information available to DocGo and are based on calculations or figures prepared internally that have not yet been reviewed by DocGo’s independent registered public accounting firm. Actual fourth quarter and year-to-date financial results may be materially different from the preliminary results described above and are subject to the risk factors and uncertainties identified in this press release and in the filings with the Securities and Exchange Commission (SEC) made by DocGo.

About DocGo

DocGo is a leading provider of last-mile Mobile Health services and integrated medical mobility solutions. DocGo is disrupting the traditional four-wall healthcare system by providing care at the scale of humanity. DocGo’s innovative technology and dedicated field staff of certified health professionals elevate the quality of patient care and drive business efficiencies for facilities, hospital networks and health insurance providers. With Mobile Health, DocGo empowers the full promise and potential of telehealth by facilitating healthcare treatment, in tandem with a remote physician, in the comfort of a patient’s home or workplace. Together with DocGo’s integrated Ambulnz medical transport services, DocGo is bridging the gap between physical and virtual care. For more information, please visit www.docgo.com.

Cautionary Statement Regarding Preliminary Estimated Results

The financial results for DocGo’s fourth quarter ended December31, 2021, are preliminary, unaudited and subject to finalization. They reflect DocGo management’s current views and may change as a result of DocGo’s further review of results and other factors, including a wide variety of significant business, economic and competitive risks and uncertainties. Such preliminary results should not be viewed as a substitute for full quarterly financial statements and accompanying footnotes prepared in accordance with GAAP. DocGo cautions you that these preliminary results are not guarantees of future performance or outcomes, and that actual results may differ materially from those described above. For more information regarding factors that could cause actual results to differ from those described above, please see “Cautionary Statement Regarding Forward-Looking Statements” below.

The preliminary third quarter financial results have been prepared by, and are the responsibility of, DocGo’s management. DocGo’s independent registered public accounting firm has not audited, reviewed, compiled, or applied agreed-upon procedures with respect to the preliminary estimated financial information, and does not express an opinion or any other form of assurance with respect thereto.

Cautionary Statement Regarding Forward-Looking Statements

This announcement contains forward-looking statements (including within the meaning of Section 21E of the U.S. Securities Exchange Act of 1934, as amended, and Section 27A of the U.S. Securities Act of 1933, as amended) concerning DocGo. These statements include, but are not limited to, statements that address our expected future business and financial performance and statements about (i) our plans, objectives and intentions with respect to future operations, services and products, (ii) our competitive position and opportunities, and (iii) other statements identified by words such as “may”, “will”, “expect”, “intend”, “plan”, “potential”, “believe”, “seek”, “could”, “estimate”, “judgment”, “targeting”, “should”, “anticipate”, “predict” “project”, “aim”, “goal”, “outlook”, “guidance”, and similar words, phrases or expressions. These forward-looking statements are based on management’s current expectations and beliefs, as well as assumptions made by, and information currently available to, management, and current market trends and conditions. Forward-looking statements inherently involve risks and uncertainties, many of which are beyond our control, and which may cause actual results to differ materially from those contained in our forward-looking statements. Accordingly, you should not place undue reliance on such statements. Particular uncertainties that could materially affect current or future results include possible accounting adjustments made in the process of finalizing reported financial results; any risks associated with global economic conditions and concerns; the effects of global outbreaks of pandemics or contagious diseases or fear of such outbreaks, such as the COVID-19 coronavirus pandemic; competitive pressures; pricing declines; rates of growth in our target markets; our ability to improve gross margins; cost-containment measures; legislative and regulatory actions; the impact of legal proceedings and compliance risks; the impact on our business and reputation in the event of information technology system failures, network disruptions, cyber-attacks, or losses or unauthorized access to, or release of, confidential information; and the ability of the company to comply with laws and regulations regarding data privacy and protection. We undertake no intent or obligation to publicly update or revise any of these forward-looking statements, whether as a result of new information, future events or otherwise.

Non-GAAP Financial Measure

“GAAP” refers to financial information presented in accordance with U.S. Generally Accepted Accounting Principles. This announcement includes Adjusted EBITDA, a measure calculated other than in accordance with GAAP. This non-GAAP financial measure is provided in addition to, and not as a substitute for, measures of financial performance prepared in accordance with GAAP. DocGo defines Adjusted EBITDA as earnings before investment income, interest expense, taxes, depreciation, amortization, stock-based compensation, litigation provisions and merger-related expenses. Internally, this non-GAAP measure is used by management for purposes of evaluating DocGo’s core operating performance, establishing internal budgets, calculating return on investment for development programs and growth initiatives, comparing performance with internal forecasts, strategic planning, evaluating and valuing potential acquisition candidates, and benchmarking performance externally against competitors. DocGo believes this non-GAAP financial information provides additional insight into our financial performance and future prospects of the company’s core business and have therefore chosen to provide this information to investors to help them evaluate our results of operations and enhance the ability to make period-to-period comparisons. Other companies, including companies in our industry, may not use Adjusted EBITDA or may calculate it differently than as presented below, limiting Its usefulness as a comparative measure. In evaluating these non-GAAP measures, you should be aware that in the future we will incur expenses that are the same as or similar to some of the adjustments made in the calculations of Adjusted EBITDA and our presentation of it herein should not be construed to mean that our future results will be unaffected by such adjustments.

Reconciliation of Net Income to Adjusted EBITDA

	Q4		YTD
	2020	2021	2020		2021
Net Income/(loss) (GAAP)	$-4.4	$2.5	$-14.8		$1.4
(+) Net Interest expense/ (income)	$-0.2	$0.2	$0.2		$1.0
(+) Income Tax	$0.1	$0.3	$0.2		$0.6
(+) Depreciation & amortization	$1.4	$2.2	$5.4		$7.8
EBITDA	$-3.1	5.2	$-9.0		$10.8
(+) Non-cash stock compensation	$0.2	$0.1	$0.7		$1.3
(+) Non-recurring expense	$0.0	$0.1	$0.2		$0.9
Adjusted EBITDA	$-2.9	$5.4	$-8.1	$	$13.0

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Investor Contacts:

Steve Halper
LifeSci Advisors

646-876-6455

shalper@lifesciadvisors.com
ir@docgo.com

Media Contact:

Natalie Weddle

Crowe PR

docgo@crowepr.com

(646) 916-5314

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